SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2006

Frezer, Inc.
(Exact Name of Company as Specified in Charter)

Nevada	000-51336	20-2777600

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1010 University Avenue, Suite 40, San Diego, California 92121
(Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 702-1404

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the Following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4(c)).

ITEM 4.02                              Non-Reliance on Previously Issued Financial Statements.

On August 10, 2006, the Board of Directors of Frezer, Inc. (“Frezer” or the “Company”), after discussion with the Company’s management, concluded that the financial statements of the Company included in its Form 10-QSB for the quarter ended March 31, 2006, should no longer be relied upon because of errors contained therein. The Company reached these conclusions following a review of an issuance of the accounting treatment of 6,100,000 common shares issued to the management team of Frezer Inc. on March 16, 2006 for compensation owed for fiscal year 2005 (“Management Stock Issuance”).

The Company concluded that a restatement was necessary to correct its accounting for the Management Stock Issuance.

In the restated financial statements, $177,334 resulting from the Management Stock Issuance will be credited to Additional Paid in Capital as opposed to Other Income.

The Board of Directors and the management of the Company have discussed with its current independent registered accounting firm the matters referenced above, including the expected restatement of unaudited consolidated financial statements included in Form 10-QSB for the quarter ended March 31, 2006.

The Company expects to file its amended Form 10-QSB for the quarter ended March 31, 2006 on or before August 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREZER, INC.

By:	/s/ David R. Koos

David R. Koos, Chief Executive Officer,
President and Chairman
Date: August 17, 2006